Exhibit (e)(2)

SUPPLEMENT TO

AMENDED AND RESTATED

DISTRIBUTION CONTRACT

PIMCO Funds

840 Newport Center Drive

Newport Beach, California 92660

May 20, 2008

Allianz Global Investors Distributors LLC

1345 Avenue of the Americas

New York, New York 10105-4800

Dear Sirs:

This will confirm the agreement between the undersigned (the “Trust”) and you (the “Distributor”) as follows:

1. The Trust is an open-end investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. Each of the PIMCO Global Advantage Strategy Bond Fund and PIMCO Unconstrained Bond Fund (the “Funds”) is a separate investment portfolio of the Trust.

2. The Trust and the Distributor have entered into a Distribution Contract (the “Contract”) dated May 5, 2000 (as amended November 19, 2002 and February 26, 2008), pursuant to which the Distributor has agreed to be the distributor of shares of the Trust.

3. As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Funds and the Distributor hereby acknowledges that the Contract shall pertain to the Funds, the terms and conditions of such Contract being hereby incorporated herein by reference.

4. This Supplement and the Contract shall become effective with respect to the Funds and each class thereof on May 20, 2008 and shall continue in effect for a period not to exceed one year from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Funds and each class thereof only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to the Funds and each class thereof, by the vote of a majority of the outstanding voting securities of the Funds (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) and each class thereof and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Funds or class thereof or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

5. The Trust and the Distributor hereby agree to amend the Contract as of the date hereof to add the Funds to Schedule A and to make other changes to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

6. The Declaration of Trust establishing the Trust, as amended and restated effective March 31, 2000, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

SCHEDULE A

Distribution Contract

between PIMCO Funds and

Allianz Global Investors Distributors LLC

February 26, 2008

As supplemented

May 20, 2008

This contract relates to the following Funds and Portfolios:

Funds:

All Asset Fund	Long Duration Total Return Fund
All Asset All Authority Fund	Long-Term U.S. Government Fund
California Intermediate Municipal Bond Fund	Low Duration Fund
California Short Duration Municipal Income Fund	Low Duration Fund II
Commercial Mortgage Securities Fund	Low Duration Fund III
CommodityRealReturn Strategy Fund®	Moderate Duration Fund
Convertible Fund	Money Market Fund
Developing Local Markets Fund	Mortgage-Backed Securities Fund
Diversified Income Fund	Municipal Bond Fund
Emerging Local Bond Fund	New York Municipal Bond Fund
Emerging Markets Bond Fund	Real Return Fund
European StocksPLUS® TR Strategy Fund	Real Return Asset Fund
Extended Duration Fund	RealEstateRealReturn Strategy Fund
Far East (Ex-Japan) StocksPLUS® TR Strategy Fund	RealRetirement 2010 Fund
Floating Income Fund	RealRetirement 2020 Fund
Foreign Bond Fund (U.S. Dollar-Hedged)	RealRetirement 2030 Fund
Foreign Bond Fund (Unhedged)	RealRetirement 2040 Fund
Fundamental Advantage Tax Efficient Strategy Fund	RealRetirement 2050 Fund
Fundamental Advantage Total Return Strategy Fund	Short Duration Municipal Income Fund
Fundamental IndexPLUS™ Fund	Short-Term Fund
Fundamental IndexPLUS™ TR Fund	Small Cap StocksPLUS® TR Fund
Global Advantage Strategy Bond Fund	StocksPLUS® Fund
Global Bond Fund (Unhedged)	StocksPLUS® Long Duration Fund
Global Bond Fund (U.S. Dollar-Hedged)	StocksPLUS® Municipal-Backed Fund
GNMA Fund	StocksPLUS® TR Short Strategy Fund
High Yield Fund	StocksPLUS® Total Return Fund
High Yield Municipal Bond Fund	Total Return Fund
Income Fund	Total Return Fund II

Funds:

International StocksPLUS® TR Strategy Fund (U.S. Dollar-Hedged)	Total Return Fund III
International StocksPLUS® TR Strategy Fund (Unhedged)	Unconstrained Bond Fund
Investment Grade Corporate Bond Fund
Japanese StocksPLUS® TR Strategy Fund
Liquid Assets Fund
Loan Obligation Fund
Long Duration Fund

Portfolios:

PIMCO Asset-Backed Securities Portfolio	PIMCO Mortgage Portfolio II
PIMCO Asset-Backed Securities Portfolio II	PIMCO Municipal Sector Portfolio
PIMCO Developing Local Markets Portfolio	PIMCO Opportunity Portfolio1
PIMCO Emerging Markets Portfolio	PIMCO Real Return Portfolio
PIMCO High Yield Portfolio	PIMCO Short-Term Portfolio
PIMCO International Portfolio	PIMCO Short-Term Portfolio II
PIMCO Investment Grade Corporate Portfolio	PIMCO U.S. Government Sector Portfolio
PIMCO Money Market Portfolio	PIMCO U.S. Government Sector Portfolio II
PIMCO Mortgage Portfolio

[1]	Opportunity Portfolio has not been offered to clients.

A-4

If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO FUNDS

By:	/s/ Ernest L. Schmider
Title:	President

ACCEPTED:

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:	/s/ Brian Jacobs
Title:	Managing Director